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                                                                 EXECUTION COPY


                            HELOC PURCHASE AGREEMENT

                                     Between

                           HEADLANDS MORTGAGE COMPANY,

                                    as Seller

                                       and

                       HEADLANDS MORTGAGE SECURITIES INC.,

                                  as Purchaser

                           Dated as of August 1, 1997


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                                Table of Contents

                                                                           Page

ARTICLE I                  Definitions......................................  1


ARTICLE II                 Procedures for Purchases of HELOCs;
                           Conditions Precedent; Settlements................  8

        Section 2.01.             Purchase and Sale.........................  8
        Section 2.02.             Delivery of Documents; Purchase of
                                  Initial HELOCs............................  8
        Section 2.03.             Delivery of Documents; Purchases of
                                  Subsequent HELOCs.........................  9
        Section 2.04.             Purchase Requests.........................  9
        Section 2.05.             Survival of Representations............... 10
        Section 2.06.             Proceeds of HELOCs........................ 10
        Section 2.07.             Defective HELOCs.......................... 10

ARTICLE III  ............................................................... 11

        Section 3.01.             Intent of Parties; Security
                                  Interest.................................. 11

ARTICLE IV                 Representations and Warranties................... 11

        Section 4.01.             Representations and Warranties
                                  of Seller................................. 11
        Section 4.02.             Representations and Warranties
                                  Regarding HELOCs.......................... 13
        Section 4.03.             Representations and Warranties
                                  of Purchaser.............................. 21
        Section 4.04.             Remedies for Breach of Representations
                                  and Warranties; Repurchase
                                  Obligation................................ 22

ARTICLE V                  Covenants and Warranties of Seller............... 24

        Section 5.01.             Affirmative Covenants..................... 24
        Section 5.02.             Negative Covenants........................ 26

ARTICLE VI                 Sale of HELOCs from the Purchaser
                           to the Trust..................................... 26

        Section 6.01.             Sale and Servicing Agreement.............. 26

ARTICLE VII                Seller's Servicing Obligations................... 28

        Section 7.01.      ................................................. 28

ARTICLE VIII               Fees and other Costs............................. 28


        Section 8.01.             Fees and Expenses......................... 28

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ARTICLE IX                 Termination;  Additional Remedies................ 29

        Section 9.01.             Termination of Commitment
                                  to Purchase............................... 29
        Section 9.02.             Additional Remedies....................... 29

ARTICLE X                  Payment of Purchase Price........................ 30

        Section 10.01.            Purchase Price Payments................... 30
        Section 10.02.            The Purchaser Note........................ 30

ARTICLE XI                 Confidentiality.................................. 31

ARTICLE XII                Term............................................. 32

ARTICLE XIII               Exclusive Benefit of Parties;
                           Assignment....................................... 32

ARTICLE XIV                Amendment; Waivers............................... 32

ARTICLE XV                 Execution in Counterparts........................ 32

ARTICLE XVI                Effect of Invalidity of Provisions............... 33

ARTICLE XVII               Governing Law.................................... 33

ARTICLE XVIII              Notices.......................................... 33

ARTICLE XIX                Entire Agreement................................. 33

ARTICLE XX                 Indemnities...................................... 34

ARTICLE XXI                RESPA Obligations................................ 35

ARTICLE XXII               Survival......................................... 35

ARTICLE XXIII              Right of Set-off................................. 36

ARTICLE XXIV               Consent to Service............................... 36

ARTICLE XXV                Submission to Jurisdiction; Waiver
                           of Trial by Jury................................. 36

ARTICLE XXVI               Construction..................................... 37

ARTICLE XXVII              Further Agreements............................... 37


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                  HELOC PURCHASE AGREEMENT ("Agreement") dated as of August 1,
1997 between Headlands Mortgage Company, a California S-corporation ("Seller"), and Headlands Mortgage Securities Inc., a Delaware corporation ("Purchaser").

                  WHEREAS, Seller desires to sell from time to time to Purchaser the Initial HELOCs and Subsequent HELOCs (each as hereinafter defined), and Purchaser desires to purchase such Initial HELOCs and Subsequent HELOCs, each in accordance with the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                  Capitalized terms not defined herein shall have the meanings set forth in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Additional Balance": As to any HELOC and day, the aggregate amount of all Draws conveyed to the Trust pursuant to Section
2.01 of the Sale and Servicing Agreement.

                  "Asset Balance": As to any HELOC, other than a Liquidated HELOC, and day, the related Cut-Off Date Asset Balance, plus, any Additional Balance in respect of such HELOC minus (ii) all collections credited as principal against the Asset Balance of any such HELOC in accordance with the related Loan Agreement. For purposes of this definition, a Liquidated HELOC shall be deemed to have an Asset Balance equal to the Asset Balance of the related HELOC immediately prior to the final recovery of related Liquidation Proceeds and an Asset Balance of zero thereafter.

                  "Assignment of Mortgage": With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trust, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the HELOC secured by Mortgaged Properties located in the same jurisdiction.

                  "Business Day": A day on which banks are open for business in New York, California or Delaware and on which


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dealings in United States dollars are carried on in the London interbank market.

                  "Class A Note": Any note executed and authenticated by the Indenture Trustee substantially in the form set forth in Exhibit A to the Indenture.

                  "Class A Noteholder":  The holder of a Class A Note.

                  "Class S Note": Any note executed and authenticated by the Indenture Trustee substantially in the form set forth in Exhibit B to the Indenture.

                  "Class S Noteholder":  The holder of a Class S Note.

                  "Closing Date":  August 21, 1997.

                  "Collateral":  As defined in Article III hereof.

                  "Collection Account": The custodial account or accounts created and maintained for the benefit of the Noteholders and the Credit Enhancer pursuant to Section 3.02(b) of the Sale and Servicing Agreement. The Collection Account shall be an Eligible Account.

                  "Collection Period": With respect to any Distribution Date and any HELOC, the calendar month preceding such Distribution Date.

                  "Credit Line Agreement": With respect to any HELOC, all of the Seller's rights under the related credit line account agreement and promissory note executed by the related Mortgagor and any amendment or modification thereof but none of the Seller's obligations thereunder.

                  "Cut-Off Date": With respect to each Initial HELOC, July 31, 1997 and with respect to each Subsequent HELOC, the date on which such Subsequent HELOC was transferred to the Trust.

                  "Cut-Off Date Asset Balance": With respect to any HELOC, the unpaid principal balance thereof as of the Cut-Off Date.

                  "Distribution Date": The fifteenth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Class A and Class S Notes.

                  "Due Date":  The twenty-fifth day of the month.

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                  "Draw":  An additional borrowing by the Mortgagor
subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

                  "Event of Termination": As defined in Article IX hereof.

                  "FHA": The Federal Housing Administration or its successors in interest.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or its successors in interest.

                  "FNMA": The Federal National Mortgage Association or its successors in interest.

                  "GAAP": means generally accepted accounting principles, consistently applied.

                  "HELOC": The adjustable rate home equity revolving credit line loans sold by the Seller to the Purchaser pursuant to this Agreement, as set forth on the initial HELOC Schedule and all subsequent HELOC Schedules, including any Subsequent HELOCs.

                  "HELOC File":  With respect to each HELOC:

                    (i)  the original Mortgage Note endorsed in blank;

                   (ii) an original Assignment of Mortgage in blank in recordable form;

                  (iii) the original recorded Mortgage or, if, in connection with any HELOC, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date (or the relevant Subsequent Transfer Date with respect to Subsequent HELOCs) because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

                   (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain

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         of title to the Mortgage from the originator to the Indenture Trustee or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

                    (v) either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

                   (vi) the original of any guaranty executed in connection with the Mortgage Note;

                  (vii) the original of each assumption, modification, consolidation or substitution agreement; if any, relating to the HELOC; and

             (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage;

provided, however, that if, as to any HELOC, (x) an optical image or other representation of the related documents specified in clauses (i) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such HELOC to transfer its interest in such HELOC, and does not result in a reduction in the then current rating of the Class A and Class S Notes, such optical image or other representation may be transferred to the Purchaser in lieu of the physical documents specified above.

                  "HELOC Schedules": The schedule of Initial HELOCs attached hereto as Schedule 1, and any additional HELOC Schedules in connection with the transfer of any Subsequent HELOCs.

                  "HUD": The United States Department of Housing and Urban Development.

                  "Indenture": The Indenture dated as of August 1, 1997 between the Issuer and the Indenture Trustee.

                  "Indenture Trustee": The First National Bank of Chicago or any successor Indenture Trustee appointed in

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accordance with the Indenture that has accepted such appointment in accordance with the Indenture.

                  "Initial HELOC": Each HELOC transferred and assigned to the Indenture Trustee on the Closing Date, together with any Eligible Substitute HELOCs delivered for Defective HELOCs.

                  "Issuer":  Headlands Home Equity Loan Trust 1997-1.

                  "Liquidated HELOC": As to any Distribution Date, any HELOC in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such HELOC or the related REO have been recovered.

                  "Loan Rate":  As defined in the Sale and Servicing
Agreement.

                  "Losses": Any and all out-of-pocket losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements) directly incurred by any person specified in this Agreement, resulting from transactions entered into under this Agreement (other than liability for taxes). Losses must be accounted for and presented for reimbursement documented in reasonable detail and within a reasonable time.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a HELOC.

                  "Mortgage Note": The Credit Line Agreement and related promissory note to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

                  "Mortgaged Property": The underlying property, including any real property and improvements thereon, securing a HELOC.

                  "Mortgagor":  The obligor or obligors under a Loan Agreement.

                  "Officer's Certificate": A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Seller or the Purchaser, as the case may be.

                  "Original Pool Balance":  $192,924,110.37.

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                  "Policy": The financial guaranty insurance policy number
SB12015, dated as of the Closing Date, issued by Capital Markets Assurance Corporation to the Indenture Trustee for the benefit of the Class A and Class S Noteholders.

                  "PUD":  A planned unit development.

                  "Purchase": Any purchase of Subsequent HELOCs by Purchaser from Seller pursuant to the terms hereof and of the applicable Purchase Request.

                  "Purchase Date": With respect to the Subsequent HELOCs, the Subsequent Transfer Date.

                  "Purchase Price": With respect to the Asset Balance of the Initial HELOCs as of the Cut-Off Date (and any Eligible Substitute HELOC as of the date delivered) 102.0%; with respect to the Asset Balances of all Additional Balances and all Subsequent HELOCs 100%.

                  "Purchase Request": A request for the purchase of Subsequent HELOCs in the form of Exhibit A hereto.

                  "Purchaser Note":  As defined in Section 10.02.

                  "Reference Bank": Three major banks that are engaged in the London interbank market, as selected by the Purchaser.

                  "Reference Bank Rate": The arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London time, on the second Business Day prior to the date of determination to prime banks in the London interbank market for a period of one month.

                  "Related Documents": As defined in Section 2.01 of the Sale and Servicing Agreement.

                  "REO": A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

                  "Repurchase Price": The sum of (a) product of (i) the outstanding principal balance of the related HELOC as of such date of repurchase and (ii) the related Purchase Price, plus (b) any accrued interest as of such date.

                  "Sale and Servicing Agreement": The Sale and Servicing Agreement dated as of August 1, 1997 among the Seller, the Purchaser, the Issuer and the Indenture Trustee.

                  "SEC": The Securities and Exchange Commission and any successor thereto.

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                  "Servicer":  Headlands Mortgage Company, a closely-
held California corporation, any successor thereto and, after its termination as Servicer, any successor hereunder.

                  "Shareholder's Equity": The aggregate "assets" of Seller less the aggregate "liabilities" of Seller, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liabilities" being those obligations or liabilities of the Seller which, in accordance with GAAP, would be included on the liability side of the Seller's balance sheet.

                  "Sponsor": Headlands Mortgage Securities Inc.

                  "Subsequent HELOCs": HELOCs sold by the Seller to the Purchaser on any Subsequent Transfer Date.

                  "Subsequent Transfer Date": Any date on which the Seller transfers to the Purchaser Subsequent HELOCs in accordance with the Sale and Servicing Agreement.

                  "Termination Date": The date of termination of the Trust in accordance with the Trust Agreement.

                  "Trust": The trust created by the Trust Agreement, the corpus of which consists of the HELOCs, such other assets as shall from time to time be identified as deposited in a Collection Account in accordance with the Sale and Servicing Agreement (and with respect to the interest payments on the Initial HELOCs, an amount equal to 25 days' interest on the Original Pool Balance, calculated at the Weighted Average Loan Rate), property that secured a HELOC and that has become REO, the rights of the Sponsor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the HELOCs, the Policy, an assignment of certain rights of the Sponsor under this Agreement, such assets as may be deposited from time to time in a funding account, rights to certain amounts in a spread account and a deferred interest account and all proceeds of each of the foregoing (exclusive of payments of accrued interest on the HELOCs which are due on or prior to the Cut-Off Date).

                  "Trust Agreement": The Trust Agreement dated as of August 1, 1997 between the Sponsor and Wilmington Trust Company, as Owner Trustee.

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                                   ARTICLE II

                       Procedures for Purchases of HELOCs;

                       Conditions Precedent; Settlements.

                  Section 2.01.  Purchase and Sale.  (a)  On the Closing
Date in consideration for the Purchase Price the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Purchaser, without recourse, all of its right, title and interest in and to (i) each Initial HELOC, including its Asset Balance and all collections in respect thereof received on or after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off Date and with respect to interest payments on the Initial HELOCs, an amount equal to 25 days' interest on the Original Pool Balance, calculated at the weighted average Loan Rate); (ii) property that secured an Initial HELOC that is acquired by foreclosure or deed in lieu of foreclosure;
(iii) the Seller's rights under the hazard insurance policies and (iv) all proceeds with respect to the foregoing. From time to time, with respect to any Subsequent HELOC, pursuant to the terms of this Agreement, Seller shall, on the related Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Purchaser without recourse all of its right, title and interest in and to the Asset Balances of the Subsequent HELOC and all collections in respect thereof received after the Cut-Off Date for the Subsequent HELOC or, with respect to any Additional Balances with respect thereto, on or after the date of transfer to the Trust.

                  (b) Each such purchase with respect to the Subsequent HELOCs, shall be initiated by Seller pursuant to the delivery to Purchaser of a Purchase Request in the manner set forth in Section 2.04.

                  Section 2.02. Delivery of Documents; Purchase of Initial HELOCs. Prior to the purchase of Initial HELOCs:

                  (a) Seller shall have delivered to the Purchaser or any agent appointed by the Purchaser the HELOC File for each of the HELOCs.

                  (b) Purchaser shall have received a HELOC Schedule pertaining to the related HELOCs.

                  (c) Purchaser shall have received copies of the resolutions of the Board of Directors of Seller, certified by its respective Secretary, approving this Agreement.

                  (d) Purchaser shall have received the Articles of Incorporation of Seller certified by the Secretary of State of the State of California.

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                  (e) Purchaser shall have received a certificate of the
         Secretary or Assistant Secretary of Seller certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, and any other documents to be delivered by it hereunder and
         (ii) a copy of Seller's By-laws.


                  (f) Purchaser shall have received an opinion of counsel to Seller as to the due authorization, execution and delivery by the Seller of this Agreement and as to the validity and enforceability of the transfers contemplated hereunder and addressing such other matters as the Purchaser may reasonably request.

                  (g) Seller shall have instructed the applicable debtor, trustee, paying agent, authenticating agent, transfer agent, registrar, predecessor in interest, owner (if the HELOCs are in the form of a security agreement), or servicer, if any, in respect of the related HELOCs to reflect on their books and records the transfer of such HELOCs to Purchaser, as owner or secured party (if the HELOCs are in the form of a security agreement).

                  (h) Purchaser shall have received the most recent available standard servicing or lien reports in summary form, if any, with respect to all of the mortgages in Seller's portfolio similar to the HELOCs.

                  (i) The Purchaser shall be permitted to perform its standard loan review of each HELOC to be purchased.

                  (j) UCC-1 financing statements duly executed by Seller as debtor shall have been filed in California naming the Purchaser as secured party and the Indenture Trustee on behalf of the Trust as assignee.

                  Section 2.03. Delivery of Documents; Purchases of Subsequent HELOCs. Prior to any purchase of Subsequent HELOCs after the purchase of Initial HELOCs, the actions, conditions and deliveries specified in Section 2.02 shall have been taken or made, as the case may be with respect to the Subsequent HELOCs.

                  Section 2.04. Purchase Requests. Seller shall deliver to Purchaser a Purchase Request at least three Business Days prior to the proposed Purchase Date for any Purchase (unless otherwise agreed by the parties). Purchaser shall indicate its acceptance or declination of each Purchase Request by completing the appropriate section of the Purchase Request and returning the copy thereof to Seller; provided, however, that Purchaser hereby agrees to accept each Purchase Request if all of the conditions to such Purchase provided for in this Agreement (including, without limitation, Section 2.02

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hereof and the conditions with respect to the purchase of Subsequent HELOCs)
have been satisfied.

                  With respect to all Purchase Requests, if Purchaser does not send a copy of a completed Purchase Request to Seller within at least three

Business Days prior to the proposed Purchase Date (five Business Days, if the related Purchase Request was received by Purchaser at least two calendar weeks prior to the proposed Purchase Date), Purchaser shall be deemed to have accepted such Purchase Request. Each Purchase Request accepted by Purchaser shall be irrevocable and binding on Purchaser and Seller. Seller shall indemnify Purchaser and hold it harmless against any Losses incurred by Purchaser as a result of any failure by Seller to timely deliver the Subsequent HELOCs subject to such Purchase. On the applicable Purchase Date, the Purchaser shall pay Seller the Purchase Price for the related Subsequent HELOCs against receipt of the documents required to be delivered by Seller pursuant to Section 2.03.

                  Section 2.05. Survival of Representations. The terms and conditions of the purchase of each HELOC shall be as set forth in this Agreement. Seller will be deemed on the Closing Date and on each Purchase
Date to have made to Purchaser the representations and warranties set forth in
Article IV hereof and such representations and warranties of Seller shall be true and correct on and as of the Closing Date and on and as of such Purchase Date. Each Purchase Request made by Seller shall be deemed to be a restatement of each of the covenants of Seller made pursuant to Article V of this Agreement. In addition, Seller shall reaffirm the representations and warranties contained in Article IV on the date of disposition of the HELOCs by the Purchaser pursuant to the Sale and Servicing Agreement.

                  Section 2.06. Proceeds of HELOCs. The transfer and sale hereby of all of the Seller's right, title and interest in and to each HELOC shall include all proceeds, products and profits derived therefrom, including, without limitation, all scheduled payments of principal of and interest on such HELOCs and other amounts due or payable or to become due or payable in respect thereof and proceeds thereof, including, without limitation, all moneys, goods and other tangible or intangible property received upon the liquidation or sale thereof, except any payments in respect of accrued interest due prior to the Cut-Off Date and with respect to interest payments on the Initial HELOCs, an amount equal to 25 days' interest on the Original Pool Balance, calculated at the weighted average Loan Rate.

                  Section 2.07. Defective HELOCs. If any HELOC is re-transferred to the Purchaser pursuant to Section 2.03 of the Sale and Servicing Agreement, the Seller shall, at the Purchaser's option, either (a) repurchase such HELOC at the

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Repurchase Price, or (b) provide an Eligible Substitute HELOC if the Seller has any such loans available for sale at the time, subject to the terms and conditions of the Sale and Servicing Agreement.

                                 ARTICLE III

                  Section 3.01. Intent of Parties; Security Interest. Purchaser and Seller confirm that the transactions contemplated herein are intended as purchases and sales rather than as loan transactions. In the event, for any reason, and solely in such event, any transaction hereunder is construed by any court or regulatory authority as a loan or other purchase and sale of the related HELOCs, Seller shall be deemed to have hereby pledged to Purchaser as security for the performance by Seller of all of its obligations from time to time arising hereunder and under any and all Purchases effected pursuant thereto, and shall be deemed to have granted to Purchaser a security interest in, the related HELOCs and all distributions in respect thereof, and the proceeds of any and all of the foregoing (collectively, the "Collateral"). In furtherance of the foregoing, (i) this Agreement shall constitute a security agreement, (ii) Purchaser shall have all of the rights of a secured party with respect to the Collateral pursuant to applicable law and (iii) Seller shall execute all documents, including, but not limited to, financing statements under the Uniform Commercial Code as in effect in any applicable jurisdictions, as the Purchaser may reasonably require to effectively perfect and evidence Purchaser's first priority security interest in the Collateral. Seller also covenants not to pledge, assign or grant any security interest to any other party in any HELOC sold to Purchaser.

                                  ARTICLE IV

                       Representations and Warranties.

                  Section 4.01. Representations and Warranties of Seller. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date and with respect to the Subsequent HELOCs as of each related Subsequent Transfer Date that:

                             (i) the Seller is duly organized, validly existing
                  and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located to the extent necessary to ensure the enforceability of each HELOC and the

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                  servicing of the HELOC in accordance with the terms
                  of this Agreement;

                            (ii) the Seller has the full corporate power and
                  authority to service each HELOC, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all necessary corporate action on the part of the Seller; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except to the extent that (a) the enforceability thereof may be limited by federal or state bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) the execution and delivery of this Agreement by
                  the Seller, the servicing of the HELOCs by the Seller hereunder, the consummation by the Seller of the transactions herein contemplated, and the fulfillment by the Seller of or compliance by the Seller with the terms hereof will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, which breach, violation, default or non-compliance would have a material adverse effect on (a) the business, operations, financial condition, properties or assets of the Seller taken as a whole or (b) the ability of the Seller to perform its obligations under this Agreement; and the Seller is not a party to, bound by, or in breach or violation of any material indenture or other material agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it,

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                  which materially and adversely affects or, to the Seller's knowledge, would in the future reasonably be expected to materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                            (iv) the Seller is, and currently intends to remain,
                  in good standing and qualified to do business in each jurisdiction where failure to be so qualified or licensed would have a material adverse effect on (a) the business, operations, financial condition, properties or assets of the Seller taken as a whole or (b) the enforceability of any HELOC or the servicing of the HELOCs in accordance with the terms of this Agreement;

                             (v) there is no litigation pending or, to the
                  Seller's actual knowledge, overtly threatened against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to service the HELOCs or for the Seller to perform any of its other obligations hereunder in accordance with the terms hereof;

                            (vi) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby (except for such consents, approvals, authorizations, or orders to be obtained in connection with each Purchase Date with respect to future transactions to be consummated hereunder), or if any such consent, approval, authorization or order not relating to a future transaction is required, the Seller has obtained the same; and

                           (vii) the Seller has caused to be performed any and
                  all acts required to preserve the rights and remedies of the Purchaser in any insurance policies of the Seller or a mortgagee applicable to the HELOCs sold by the Seller.

                  Section 4.02. Representations and Warranties Regarding HELOCs.
(a) With respect to the HELOCs, Seller represents and warrants to Purchaser as of the Closing Date with respect to each Initial HELOC and as of the related Subsequent Transfer Date with respect to each Subsequent HELOC as follows:

                             (i) The information set forth on the initial HELOC
                  Schedule with respect to the Initial HELOCs is true and correct as of the Closing Date and on each additional HELOC Schedule with respect to the Subsequent HELOCs, as of the related Subsequent Transfer Date in all material respects;

                            (ii) No payments due prior to the Closing Date or
                  the related Purchase Date are more than 60 days delinquent (measured on a contractual basis); and none of the Initial HELOCs were delinquent;

                           (iii) Each related Mortgage is a valid and
                  enforceable first or second lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) any first mortgage loan secured by such Mortgaged Property and specified on the HELOC schedule, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of such HELOC, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                            (iv) As of the Closing Date or the Purchase Date, as
                  the case may be, the Seller had good title to, and was the sole owner of, each HELOC including the related Mortgage, Mortgage Note and Cut-Off Date Asset Balance free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

                             (v) To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any related Mortgaged Property;

                            (vi) To the best of Seller's knowledge, there is no
                  valid offset, defense or counterclaim to any related Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note;

                           (vii) To the best of the Seller's knowledge, there
                  are no mechanics' liens or claims for work, labor or material affecting any related Mortgaged

                  Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

                          (viii) To the best of the Seller's knowledge, each
                  related Mortgaged Property is free of material damage and is in good repair;

                            (ix) The origination of each HELOC complied in all
                  material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, relating to the origination of mortgage loans and consummation by the Seller of the transactions contemplated hereby will not involve the violation of any such laws;

                             (x) Neither the Seller nor any prior holder of any
                  related Mortgage has modified such Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto except as has been disclosed to Purchaser prior to Purchase Date, as the case may be, in which case a copy of such modification agreement will have been delivered to the Purchaser;

                            (xi) A lender's policy of title insurance together
                  with a condominium endorsement, if applicable, and extended coverage endorsement and, if applicable, an adjustable rate mortgage endorsement in an amount at least equal to the principal balance as of the Closing Date or the related Purchase Date, as the case may be, of each such HELOC or a commitment (binder) to issue the same was effective on the date of the origination of such HELOC, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the insured related Mortgage, as to the first or second priority lien of such Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of such Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                           (xii) Each HELOC was originated by the Seller or, if
                  not originated by the Seller, was purchased by the Seller subject to materially the same standards and procedures used by the Seller in originating mortgage loans directly;

                          (xiii) To the best of the Seller's knowledge, all of
                  the material improvements of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no material improvements on adjoining properties encroach upon such Mortgaged Property unless the applicable title insurance policy for such Mortgaged Property affirmatively insures against loss or damage by reason of any encroachment that is disclosed or would have been disclosed by an accurate survey;

                           (xiv) To the best of Seller's knowledge, no
                  improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, such Mortgaged Property was lawfully occupied under applicable law at origination and is lawfully occupied under applicable law as of the Closing Date or the Purchase Date, as the case may be;

                            (xv) All parties which have had any interest in any
                  related Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and
                  (2)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

                           (xvi) The related Mortgage Note and the related
                  Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws except to the extent that the enforceability thereof may be limited by (a) federal or state bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and (b) the availability of the remedy of specific performance and injunctive and other forms of equitable relief and by the discretion of the court before which any proceeding therefor may be brought; provided, however, that none of the foregoing will affect the ultimate realization of the benefits of the lien of the related Mortgage on the related Mortgaged Property. All parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage and such Mortgage Note and Mortgage have been duly and properly executed by such parties;

                          (xvii) The related Mortgage contains customary and
                  enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) if such Mortgage is designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure. No homestead or other exemption available to the related Mortgagor will materially interfere with the right to sell such Mortgaged Property at a trustee's sale or the right to foreclose such Mortgage;

                         (xviii) With respect to any related Mortgage
                  constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                           (xix) The related Mortgaged Property is suitable for year-round occupancy for its geographic location;

                            (xx) There exist no deficiencies with respect to
                  escrow deposits and payments, if such are required by the related Mortgage or Mortgage Note, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the related Mortgage or the related Mortgage Note;

                           (xxi) The origination, underwriting and collection
                  practices used by the Seller with respect to such HELOC have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business with respect to mortgage loans similar to such HELOC;

                          (xxii) The related Mortgage Note is not secured by any
                  collateral, pledged account or other security except for the lien of the related Mortgage or a third party guaranty;

                         (xxiii)  Such HELOC does not have a shared
                  appreciation feature, or other contingent interest feature;

                          (xxiv) Such HELOC contains a "due-on-sale" clause unless prohibited by applicable law;

                           (xxv) The improvements upon the related Mortgaged

                  Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the least of (i) the minimum amount required to compensate for damage or loss on a replacement cost basis, (ii) the outstanding principal balance of the related HELOC or (iii) the maximum allowed. All individual insurance policies and flood policies referred to in clause (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the related Mortgage obligates the related Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                          (xxvi) If the related Mortgaged Property is in a
                  Federal Flood Hazard Zone, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the HELOC, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                         (xxvii) To the best of the Seller's knowledge, there is
                  no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement;

                        (xxviii) To the best of Seller's knowledge, there is no
                  default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;


                          (xxix) The related Mortgaged Property is improved by a
                  one- to four-family residential dwelling, including condominium units and dwelling units in PUDs, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute other than real property under state law;

                           (xxx) Unless otherwise specified in the related
                  Purchase Request with respect to Subsequent HELOCs, each HELOC is being serviced by the Seller;

                          (xxxi) There is no obligation on the part of the
                  Seller or any other party under the terms of the related Mortgage or related Mortgage Note to make payments in addition to those made by the related Mortgagor;

                         (xxxii) Any future advances made prior to the Closing
                  Date or the related Purchase Date, as the case may be, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the HELOC Schedule;

                        (xxxiii) To the best of the Seller's knowledge, there
                  are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the related Mortgagor, directly or indirectly, for the payment of any amount required by the related Mortgage except for (A) payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, and (B) interest accruing from the date of the related Mortgage Note or date of disbursement of the related Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                         (xxxiv) All amounts received with respect to such
                  HELOCs to which Seller is not entitled have been transferred to the Purchaser;

                          (xxxv) Such HELOC was underwritten in accordance
                  with the Seller's underwriting guidelines;


                         (xxxvi) Unless otherwise specified in the related
                  Purchase Request with respect to Subsequent HELOCs, such HELOC is not subject to a temporary buydown or similar arrangement. If the HELOC has an adjustable rate, it is not convertible at the option of the related Mortgagor to a fixed rate mortgage loan;

                        (xxxvii) With respect to such HELOC, no loan junior in
                  lien priority to such HELOC and secured by the related Mortgaged Property was originated by the Seller at the time of origination of such HELOC unless specifically set forth on the Purchase Request with respect to Subsequent HELOCs and expressly approved by the Purchaser;

                       (xxxviii) At origination either (i) the related Mortgaged
                  Property was not located within a 1 mile radius of any site with environmental or hazardous waste of which the Seller had actual knowledge, or (ii) as to any related Mortgaged Property located within a 1 mile radius of any site as to which the Seller has actual knowledge of environmental or hazardous waste, the related HELOC was reviewed in accordance with the Seller's established environmental review procedures; and

                         (xxxix) To the best of the Seller's knowledge, no
                  error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any person in connection with the origination of any HELOC.

                            (xl) No Obligor with respect to each HELOC is the
                  subject of any insolvency or bankruptcy proceeding.

                           (xli) The related HELOC File contains each of the
                  documents and instruments specified to be included therein.

                  (b) Seller represents and warrants to Purchaser that each HELOC shall have been originated in conformity with and meets, as of the Purchase Date, the underwriting standards for the Seller's home equity loans described in the Prospectus Supplement dated August 18, 1997 with respect to the Class A and Class S Notes.

                  (c) Each HELOC conforms to the representations and warranties set forth in Section 2.05 of the Sale and Servicing Agreement.

                  Section 4.03. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties, each of which representations and warranties (i) is material and being relied upon by

Seller and (ii) is true in all respects as of the date of this Agreement:

                  (i) Purchaser has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

                  (ii) Purchaser has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement to be performed by it.

                  (iii) This Agreement has been duly authorized and executed by Purchaser, is valid, binding and enforceable against Purchaser in accordance with its terms, and the execution, delivery and performance by Purchaser of this Agreement does not conflict with any material term or provision of any other agreement to which Purchaser is a party or any term or provision of the Certificate of Incorporation or the By-laws of the Purchaser, or any law, rule, equation, order, judgment, writ, injunction or decree applicable to Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over Purchaser.

                  (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution and delivery by Purchaser of this Agreement.

                  (v) To the best knowledge of Purchaser, there is no action, proceeding or investigation pending or threatened against Purchaser before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) which is likely to materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

                  (vi) Each purchase of Initial HELOCs and Subsequent HELOCs hereunder shall constitute a representation by Purchaser to Seller that Purchaser understands, and that Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of, its investment in the relevant HELOCs.

                  Section 4.04. Remedies for Breach of Representations and Warranties; Repurchase Obligation. It is understood and agreed that the representations and warranties set forth in Section 4.01 and 4.02 shall survive each sale of HELOCs to the Purchaser and shall inure to the benefit of the Purchaser and subsequent transferees notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any HELOC File. With respect to the representations and warranties contained in Sections 4.01 and 4.02 which are made to the best of the Seller's knowledge or to the actual knowledge of the Seller, if it is discovered by either the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related HELOC or the Purchaser's interest therein, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, the Seller shall repurchase the related HELOC in accordance with this Section 4.04 as if the applicable representation or warranty was breached, subject to the terms and conditions of the Sale and Servicing Agreement. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the HELOCs or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related HELOC in the case of a representation and warranty relating to a particular HELOC), the party discovering such breach shall give prompt written notice to the others.

                  Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of any HELOC or the Purchaser's interest therein, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured or is not cured or is not being diligently pursued as evidenced by a notice acceptable to the Purchaser, as evidenced by the Purchaser's agreement thereto, at the end of such 60-day period, the Seller shall, at the Purchaser's option, either (a) repurchase such HELOC at the Repurchase Price, or (b) provide an Eligible Substitute HELOC, if the Seller has any such loans available for sale at the time subject to the terms and conditions of the Sale and Servicing Agreement.

                  At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the assignment of such HELOC to the Seller and the delivery by the Purchaser to the Seller of the related HELOC Files.

                  In addition to such cure and repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in this Article IV (notwithstanding any limitation in such representation and warranty as to the Seller's knowledge). It is understood and agreed that the obligations of the Seller set forth in this Section 4.04 to cure or repurchase a defective HELOC and to indemnify the Purchaser as provided in this Section 4.04 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 4.01 or
4.02 shall accrue as to any HELOC upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such HELOC as specified above, and
(iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

                                  ARTICLE V

                     Covenants and Warranties of Seller.

                  So long as this Agreement remains in effect or Seller shall have any obligations hereunder, Seller hereby covenants and agrees with Purchaser as follows:

                  Section 5.01. Affirmative Covenants. (a) Until the later to occur of (i) the discharge and payment of all of Seller's obligations under this Agreement and (ii) the Termination Date of this Agreement, Seller shall, promptly upon preparation, but in no event later than 60 days following the end of each such party's first three fiscal quarters, deliver to Purchaser its unaudited company-prepared financial statements as of the end of each such fiscal quarter, prepared in accordance with GAAP. Seller shall, promptly upon preparation, but in no event later than 90 days following the end of such party's fourth fiscal quarter, deliver to Purchaser its audited and certified financial statements, prepared in accordance with GAAP, as of the end of the most recently ended fiscal year, which audits and certifications shall each be prepared by a nationally recognized independent accounting firm or by a regionally recognized independent accounting firm with the prior written consent of Purchaser, which consent shall not be unreasonably withheld. In all cases, financial statements shall include, without limitation, a balance sheet, a profit and loss statement and a statement of cash flows. Notwithstanding anything in this Agreement to the contrary, if (x) the audited and certified financial statements described in the immediately preceding sentence are not delivered within the above-specified 90 days, (y) Seller is diligently using its best efforts to deliver such financial statements, and (z) Seller provides Purchaser with a notice specifying the reason for the delay and a date, within a reasonable time period (as determined by Purchaser), on which such financial statements will be delivered, and they are so delivered; then failure to deliver such financial statements within the above-specified 90 days, as the case may be, shall not be deemed to be an Event of Termination of this Agreement.

                  (b) Upon request of Purchaser, Seller shall, to the extent lawful, promptly upon filing, deliver to Purchaser copies of all material public filings made by Seller with any governmental or quasi-governmental body.

                  (c) Seller shall (i) with respect to any HELOCs serviced by Seller or any of its affiliates or otherwise use its best efforts to cause to be delivered to Purchaser monthly, the report, if any, prepared by the relevant trustee or servicer setting forth payment activity, defaults and delinquencies with respect to each HELOC acquired by Purchaser and (ii) prepare and deliver reports each month, detailing, with respect to all Purchases, such information as the Purchaser may from time to time reasonably request.

                  (d) Seller shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to maintain such authority would not have a material adverse effect on the ability of Seller to conduct its business or to perform its obligations under this Agreement.

                  (e) At all times during this Agreement, Seller shall possess sufficient net capital and liquid assets (or ability to access the same) to satisfy its obligations as they become due in the normal course of business.

                  (f) Seller will notify Purchaser in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, any remedial steps being taken with respect thereto;

                             (i) The occurrence or likelihood of occurrence of an Event of Termination hereunder;

                            (ii) The institution of any litigation, arbitration proceeding or governmental proceeding which, in the opinion of counsel to Seller, will have a material adverse effect on Seller or the HELOCs;

                           (iii) The entry of any judgment or decree against Seller if the aggregate amount of all judgments and decrees then outstanding against Seller exceeds $10,000,000 after deducting (A) the amount with respect to which Seller is insured and with respect to which the insurer has assumed responsibility in writing, and (B) the amount for which Seller is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Purchaser; or

                            (iv) The occurrence or likelihood of any event which would allow the obligee under any material loan agreement to which Seller is bound to declare an event of default or accelerate the obligations of Seller thereunder.

                  (g) Seller shall permit the Purchaser or its accountants, attorneys or other agents access to all of the books and records relating to HELOCs purchased and retained by Purchaser for inspection and copying during normal business hours at all places where Seller conducts business.

                  Section 5.02.  Negative Covenants.

                  (a) Seller shall not assign or attempt to assign this Agreement or any rights hereunder, without first obtaining the specific written consent of Purchaser.

                  (b) Seller shall not amend its Articles of Incorporation or By-laws, which amendment shall have or is likely to have an adverse effect upon Purchaser or its interests under this Agreement, without the prior written consent of Purchaser.

                  (c) During the term of this Agreement, Seller shall not engage in any business other than as a consumer and mortgage finance lender and servicer, except with the prior written consent of Purchaser.

                  (d) Seller shall not (i) dissolve or terminate its existence or (ii) transfer any assets to any affiliate except as otherwise expressly permitted or contemplated hereby.

                  (e) Except with the written consent of the Purchaser, the Seller shall not guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or affiliate, including, without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent Seller from indemnifying its officers, directors and agents pursuant to its By-laws and its Articles of Incorporation.


                  (f) Seller will not commit any act in violation of applicable laws, or regulations promulgated pursuant thereto that relate to the HELOCs or that materially and adversely affect the operations or financial conditions of Seller.

                                  ARTICLE VI

                Sale of HELOCs from the Purchaser to the Trust

                  Section 6.01. Sale and Servicing Agreement. It is the intent of the Seller and the Purchaser that with respect to the HELOCs, the Purchaser shall concurrently sell all of its right, title and interest to the HELOCs and all other property conveyed to it hereunder to the Trust pursuant to the Sale and Servicing Agreement.

                  With respect to such sale, the Seller agrees:

                         (i) to cooperate fully with the Purchaser and the Trust with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, credit enhancers and such other parties as the Purchaser shall designate and participating in meetings with the Trust and providing information reasonably requested by the Trust;

                        (ii) to execute the Sale and Servicing Agreement and all other necessary documents to effect the transactions contemplated therein;

                       (iii) the Seller shall make the representations and warranties set forth herein regarding the Seller and the HELOCs as of the date of the transfer to the Trust;

                        (iv) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and the mortgage loan delinquency, foreclosure and loss experience of its portfolio as is customarily set forth in a prospectus supplement with respect to a comparable mortgage pool, the underwriting of mortgage loans, the servicer, the servicing and collection of mortgage loans, lending activities and loan sales of the servicer, regulatory matters and delinquency and loss experience and any additional information reasonably requested by the Purchaser, and to deliver to the Purchaser unaudited consolidated financial statements of the Seller, in which case the Purchaser shall bear the cost of having such statements audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained in such information;

                         (v) to deliver to the Purchaser and to any person designated by the Purchaser, at the Purchaser's expense, such statements and audit letters issued by reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (iv) above as shall be reasonably requested by the Purchaser (it being acknowledged by Purchaser that the delivery of such statements and letters is subject to the consent of such accountants);

                        (vi) to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with the transactions contemplated by the Sale and Servicing Agreement, it being understood that the cost of any opinions of outside special counsel that may be required shall be the responsibility of the Seller;

                       (vii) to cooperate fully with the Purchaser and any prospective Purchaser with respect to the preparation of HELOC documents and other documents and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers; and

                      (viii) to negotiate and execute one or more custodial and servicing agreements among the Purchaser, the Seller and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Seller, in either case for the purpose of securitizing the HELOCs.

                                 ARTICLE VII

                         Seller's Servicing Obligations.

                  Section 7.01. The Seller, as independent contract servicer, shall service and administer the HELOCs in accordance with the terms and provisions set forth in Articles III, IV, V, VII and VIII of the Sale and

Servicing Agreement which sections are hereby incorporated in this Agreement in their entirety (with, however, the changes and adjustments as provided in this Agreement) as if the same were contained in this Article VII.

                  To the extent any provision of any definition set forth in the Sale and Servicing Agreement shall conflict with any provision set forth in this Agreement, the provision or definition in this Agreement shall govern.

                                 ARTICLE VIII

                            Fees and other Costs.

                  Section 8.01. Fees and Expenses. The Purchaser shall pay any salaries and other compensation due its employees and the legal fees and expenses of its attorneys and accountants. All other costs and expenses incurred in connection with the transfer and delivery of the HELOCs pursuant to this Agreement or the Sale and Servicing Agreement, including, without limitation, recording fees, fees for title policy endorsements and continuations, and fees for recording intervening assignments of Mortgage, shall be paid by the Seller. To the extent not paid out of the Trust pursuant to Section 8.3(a)(x) of the Indenture, the Seller shall pay the on-going fees of any custodian or trustee under the Sale and Servicing Agreement, the Trust Agreement or the Indenture. The Seller shall pay (i) the acceptance and file review fees of any custodian or trustee under this Agreement, the Indenture, the Trust Agreement or the Sale and Servicing Agreement and (ii) the costs of legal counsel and legal opinions, accounting comfort letters and fees, printing of disclosure documents, rating agency fees, credit enhancement provider up-front fees, SEC filing fees and the costs of any and all related document preparations associated with the Sale and Servicing Agreement, the Trust Agreement, the Indenture or this Agreement unless stated otherwise in the Purchase Request with respect to any Subsequent HELOCs. The Seller also agrees to pay the fees and other amounts for which the Seller or Servicer is obligated under the Insurance Agreement.

                                  ARTICLE IX

                        Termination; Additional Remedies.

                  Section 9.01. Termination of Commitment to Purchase. The agreement of the Purchaser to purchase HELOCs from the Seller hereunder, and the agreement of the Seller to sell HELOCs hereunder, shall terminate automatically on the first day of the Rapid Amortization Period. All other provisions hereof shall continue in force and effect until the Termination Date.


                  Section 9.02. Additional Remedies. Upon the occurrence of a Rapid Amortization Event under the Indenture due to an act or omission of the Seller (an "Event of Termination"), the Purchaser and its assignees shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of an Event of Termination shall not deny to the Purchaser or its assignees any remedy in addition to termination of its obligations to make purchases hereunder to which the Purchaser or its assignee may be otherwise appropriately entitled, whether by statute or applicable law, at law or in equity.

                                  ARTICLE X

                           Payment of Purchase Price.

                  Section 10.01. Purchase Price Payments. On the Closing Date, and on the Business Day following each other day on which any HELOCs are purchased from the Seller by the Purchaser pursuant to Article II hereof or Additional Balances relating to HELOCs are funded by the Seller, on the terms and subject to the conditions of this Agreement, the Purchaser shall pay to the Seller the applicable Purchase Price by (i) making or causing to be made a cash payment to the Seller or its designee in such amount determined by the Purchaser, and (ii) automatically increasing the principal amount outstanding under the Purchaser Note by the amount of the excess of the Purchase Price to be paid to the Seller for such purchased assets over the amount of any cash payment made on such day to the Seller, subject to a cap on such note at any time equal to $10 million. Such $10 million cap may be increased upon the occurrence of and in the amount of any cash capital contributions made by the Seller to the Purchaser.



                  Section 10.02.  The Purchaser Note.

                  (a) On the Closing Date, the Purchaser shall deliver to the Seller a promissory note, substantially in the form of Exhibit B, payable to the order of the Seller (such promissory note, as the same has been or hereafter may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with this Agreement, being herein called the "Purchaser Note"), which Purchaser Note shall, in accordance with its terms, be subordinated to all interests of the Trust, all claims to the cash flows from Trust assets and all obligations of the Purchaser, of any nature, now or hereafter arising under or in connection with the Sale and Servicing Agreement. The Purchaser Note shall evidence all amounts outstanding thereunder as of the Closing Date in addition to amounts subsequently incurred thereunder as provided in this Agreement. Subject to the foregoing, the Purchaser Note shall be payable in full on the date which is one year and one day after the Termination Date. The Purchaser Note shall bear interest at the "prime rate" as determined by the Indenture Trustee from time to time in effect. The Purchaser may prepay all or part of the outstanding balance of the Purchaser Note and interest accrued thereon from time to time without any premium or penalty, unless a Rapid Amortization Event has occurred and is continuing or would result from such prepayment or payment.

                  (b) The Servicer shall hold the Purchaser Note for the benefit of the Seller, and shall make all appropriate recordkeeping entries with respect to the Purchaser Note or otherwise to reflect the payments on and adjustments of the Purchaser Note. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Purchaser Note at any time. The Seller hereby irrevocably authorizes the Servicer to mark the Purchaser Note "CANCELLED" and to return the Purchaser Note to the Purchaser upon the full and final payment thereof after the Termination Date.

                  (c) The Seller hereby agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Purchaser Note or any interest represented thereby, and any attempt to transfer, assign, exchange, convey, pledge, hypothecate or grant a security interest in the Purchaser Note or any interest represented thereby shall be void and of no effect. Notwithstanding anything to the contrary herein, the Seller may pledge the Purchaser Note to secure its obligations under the Master Repurchase Facility between Greenwich Capital Financial Products Inc. and Headlands Mortgage Company.

                                  ARTICLE XI

                                Confidentiality.

                  Purchaser and Seller each acknowledges that the information heretofore provided to them pursuant to the operation of this Agreement, is highly confidential, proprietary information of Seller or Purchaser, as the case may be. Purchaser and Seller each agrees that it will hold such information in strict confidence and will not disclose any part of such information to any person or entity, other than to its accountants and lawyers to the extent necessary for the performance of their duties and as required by law and other than to such other persons to the extent necessary, as determined by the Purchaser in its sole discretion, to complete the transactions contemplated hereunder and in the Sale and Servicing Agreement including the offering and issuance of the Class A and Class S Notes; provided, however, that copies of this Agreement may be included as part of any filing made pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and any regulations promulgated thereunder. In furtherance of the foregoing, Purchaser and Seller each covenants that it will adhere to its established procedures for the maintenance of confidentiality with respect to such information. Purchaser and Seller each further agrees that it will not distribute such information within its own organization except to persons with a need to know such information in connection with the transactions contemplated by this Agreement.

                                 ARTICLE XII

                                    Term.

                  This Agreement shall terminate on the Termination Date.

                                 ARTICLE XIII

                  Exclusive Benefit of Parties; Assignment.

                  This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person except the Sponsor, the Trust, the holders of the Class A and Class S Notes and the Credit Enhancer. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto except to the Trust.

                                 ARTICLE XIV

                             Amendment; Waivers.

                  This Agreement may be amended from time to time only by written agreement of Seller and Purchaser with the prior written consent of the Credit Enhancer, which consent shall not be unreasonably withheld. Any forbearance, failure, or delay by a party in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by a party of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of a party shall continue in full force and effect until specifically waived by it in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

                                  ARTICLE XV

                          Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                                 ARTICLE XVI

                     Effect of Invalidity of Provisions.

                  In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

                                 ARTICLE XVII

                                Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules regarding conflict of laws.

                                ARTICLE XVIII

                                   Notices.

                  Any notices, consents, directions, demands and other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when personally delivered at or telecopied to the respective addresses or facsimile numbers, as the case may be, set forth on the signature page hereof for Seller and Purchaser, or to such other address or facsimile number as either party shall give notice to the other party pursuant to this Section. Notices, consents, etc., may also be effected by first class mail, postage prepaid sent to the foregoing addresses and will be effective upon receipt by the intended recipient.

                                 ARTICLE XIX


                              Entire Agreement.

                  This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof.

                                  ARTICLE XX

                                 Indemnities.

                  Without limiting any other rights which Purchaser or Seller may have hereunder or under applicable law, and in addition to any other indemnity provided hereunder, Seller hereby agrees to indemnify Purchaser and its respective officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all Losses incurred by any of them relating to or resulting from:

                  (1) any representation or warranty made by Seller (or any officers, employees or agents of Seller) under or in connection with this Agreement, any periodic report required to be furnished thereunder or any other information or document delivered by Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (2) the failure by Seller to (a) comply with any applicable law, rule or regulation with respect to any Purchase or (b) perform or observe any material obligation or covenant hereunder; or

                  (3) the failure by Seller (if so requested by Purchaser) to execute and properly file, or any delay in executing and properly filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to the HELOCs.

                  Promptly after receipt by an Indemnified Party under this
Article XX of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XX, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Article XX. In case any such action is brought against any Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the indemnifying party, the

Indemnified Party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of Article XX, representing the Indemnified Parties under this Article XX, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the Indemnified Party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

                                 ARTICLE XXI

                              RESPA Obligations.

                  Seller agrees to discharge on Purchaser's behalf all obligations, including, without limitation, all disclosure obligations, which Purchaser may have under the Real Estate Settlement Procedures Act of 1974, as amended, in connection with Purchaser's purchases of HELOCs hereunder. Purchaser agrees to provide Seller with such information as is reasonably necessary for Seller to discharge such obligations and hereby appoints Seller as its agent in its name for the purposes of, and only for the purposes of, performing such obligations. Seller hereby agrees to indemnify Purchaser and its respective officers, directors, agents and employees from any losses suffered by any such party in connection with Seller's obligations under this Article XXI.


                                 ARTICLE XXII

                                  Survival.

                  All indemnities and undertakings of Seller and Purchaser hereunder shall survive the termination of this Agreement.

                                ARTICLE XXIII

                              Right of Set-off.

                  Upon the occurrence of any event or circumstance which requires Seller to make a payment hereunder, Purchaser is hereby authorized then or at any time or times thereafter, without notice to Seller (any such notice being expressly waived by Seller), to set-off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by Purchaser to or for the credit or the account of Seller against any and all of the obligations of Seller now or hereafter existing hereunder, irrespective of whether or not Purchaser shall have made any demand hereunder. Purchaser agrees promptly to notify Seller after any such set-off and application made by Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Purchaser under this Article XXIII are in addition to other rights and remedies which Purchaser may have.

                                 ARTICLE XXIV

                             Consent to Service.

                  Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Article XVIII hereof.

                                 ARTICLE XXV

             Submission to Jurisdiction; Waiver of Trial by Jury.

                  With respect to any claim arising out of this Agreement each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party; provided that service of process is made as set forth in Article XXIV hereof, or by any other lawful means. To the extent permitted by applicable law, Purchaser and Seller each irrevocably waive all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

                                 ARTICLE XXVI

                                Construction.

                  The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Articles, Sections, Schedules and Exhibits in this Agreement are to the Articles, Sections of and Schedules and Exhibits to this Agreement. The Schedules and Exhibits are hereby incorporated into and form a part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require and the word "including" means "including, but not limited to." Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from"means "from and including" and the words "to" and "until" each means "to but excluding."

                                  ARTICLE XXVII

                               Further Agreements.

                  The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.

                                            HEADLANDS MORTGAGE SECURITIES INC.
                                              as Purchaser

                                            700 Larkspur Landing
                                            Circle, Suite 240
                                            Larkspur, California  94939

                                                 /s/ Becky Poisson
                                            By: --------------------------
                                                Name:  Becky Poisson
                                                Title: Vice President

                                            HEADLANDS MORTGAGE COMPANY,
                                              as Seller

                                            700 Larkspur Landing
                                            Circle, Suite 250
                                            Larkspur, California  94939

                                                 /s/ Kristen Decker
                                            By:  --------------------------
                                                 Name:  Kristen Decker
                                                 Title: Senior Vice President

                                                 Phone: (415) 925-5442
                                                 Facsimile: (415) 461-5320

                           HELOC Purchase Agreement
                                  EXHIBIT A

                          [Form of Purchase Request]


Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle
Suite 240
Larkspur, California 94939


                  Pursuant to Section 2.04 of the HELOC Purchase Agreement dated as of August 1, 1997 between Headlands Mortgage Company and you, we hereby offer to sell, transfer and assign to you all of Headlands Mortgage Company's right, title and interest in and to the Subsequent HELOCs identified in the attached
schedule on the following date (the "Purchase Date"):        , including any
Additional Balances thereto.

                  Please acknowledge your acceptance of such offer by executing this Purchase Request in the space provided below and returning it to Headlands
Mortgage Company at          by facsimile with an original acceptance to follow
by first class mail.

                  The failure of Headlands Mortgage Securities Inc. to return this Purchase Request after execution by Headlands Mortgage Securities Inc., to Headlands Mortgage Company in the manner provided above within three Business Days prior to the Purchase Date (five business days, if this Purchase Request was received by you at least two calendar weeks prior to the above-referenced Purchase Date) shall constitute an acceptance of the offer communicated hereby.

                                                 Very truly yours,

                                                 Headlands Mortgage Company

                                                 By:___________________________
                                                    Name:
                                                    Title:

Agreed to and acknowledged
this ____ day of __________, ____.

Headlands Mortgage Securities Inc.

By:_______________________________
    Name:
    Title:

                                  EXHIBIT B

                  FORM OF NON-NEGOTIABLE HEADLANDS MORTGAGE
                       SECURITIES INC. PROMISSORY NOTE

                                                                August __, 1997

         EXCEPT TO THE EXTENT PROVIDED IN THE PURCHASE AGREEMENT REFERRED TO BELOW, THIS PROMISSORY NOTE AND ANY INTEREST REPRESENTED HEREBY SHALL NOT BE TRANSFERRED, ASSIGNED, EXCHANGED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE THE SUBJECT OF THE GRANT OF A SECURITY INTEREST AND ANY ATTEMPT TO TRANSFER, ASSIGN, EXCHANGE, CONVEY, PLEDGE, HYPOTHECATE OR GRANT A SECURITY INTEREST IN THIS PROMISSORY NOTE OR ANY INTEREST REPRESENTED HEREBY SHALL BE VOID AND OF NO EFFECT.

                  For VALUE RECEIVED, the undersigned, HEADLANDS MORTGAGE SECURITIES INC., a Delaware corporation (the "Purchaser"), promises to pay to HEADLANDS MORTGAGE COMPANY, a California corporation (the "Seller"), on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below, the aggregate unpaid Purchase Price of all assets purchased and to be purchased by the Purchaser pursuant to the Purchase Agreement. Such amount as shown in the records of the Seller will be rebuttable presumptive evidence of the principal amount owing under this Note.

         1. Purchase and Sale Agreement. This Note is the Purchaser Note described in, and is subject to the terms and conditions set forth in, that certain HELOC Purchase Agreement dated as of August 1, 1997 (as the same may be amended, supplemented, restated or otherwise modified in accordance with its terms, the "Purchase Agreement"), between the Seller and the Purchaser. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of the Purchaser and the Seller.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Purchase Agreement. In addition, as used herein, the following terms have the following meanings:

                  "Bankruptcy Proceedings" has the meaning set forth in clause (a) of paragraph 7 hereof.

                  "Final Maturity Date" means the date that falls one year and one day after the Termination Date.

                  "Junior Liabilities" means all obligations of the Purchaser to the Seller under this Note.

                  "Senior Liabilities" means all obligations of the Purchaser to the Trust and any other obligations of the Purchaser arising under or in connection with the Sale and Servicing Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or thereafter existing, or due or to become due on or before the Final Maturity Date.

                  "Subordination Provisions" means, collectively, clauses (a) through (i) of paragraph 7 hereof.

         3. Interest. Subject to the Subordination Provisions and paragraph 10 hereof, the Purchaser promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day, at a variable rate equal to the rate publicly announced by the Indenture Trustee from time to time as its "prime lending rate."

         4. Interest Payment Dates. Subject to the Subordination Provisions, paragraph 10 hereof and Section 10.02 of the Purchase Agreement, the Purchaser shall pay accrued interest on this Note on each Distribution Date and on the Final Maturity Date. The Purchaser also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, paragraph 10 hereof and Section 10.02 of the Purchase Agreement, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         7. Subordination Provisions. The Purchaser covenants and agrees, and the Seller, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Liabilities to the extent and in the manner set forth in the following clauses of this paragraph 7:

         (a) (i) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Purchaser, whether voluntary or

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involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Purchaser or any sale of all or substantially all of the assets of the Purchaser except pursuant to the Sale and Servicing Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), and (ii) on and after the occurrence of a Rapid Amortization Event, the Senior Liabilities shall first be paid and performed in full and in cash before the Seller shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Seller would be entitled except for this clause (a) shall be made directly to the Indenture Trustee (for the benefit of the Noteholders); and (y) the Seller hereby irrevocably agrees that the Indenture Trustee (on behalf of the Noteholders), in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to the Junior Liabilities, in each case until the Senior Liabilities shall have been paid and performed in full and in cash.

         (b) Following the occurrence of any of the events described in clause
(a)(i) or (ii), in the event that the Seller receives any payment or other distribution of any kind or character from the Purchaser or from any other source whatsoever, in respect of the Junior Liabilities, such payment or other distribution shall be received in trust for the Indenture Trustee and shall be turned over by the Seller to the Indenture Trustee (for the benefit of the Noteholders) forthwith. All payments and distributions received by the Indenture Trustee in respect of this Note, to the extent received in or converted into cash, may be applied by the Indenture Trustee (for the benefit of the Noteholders) first to the payment of any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Indenture Trustee or the Noteholders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Seller and the Noteholders, be applied by the Indenture Trustee toward the payment of the Senior Liabilities in a manner determined by the Indenture Trustee to be in accordance with the Indenture; but as between the Purchaser and its creditors, no such payments or distributions of any kind or character shall be

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deemed to be payments or distributions in respect of the Senior Liabilities.

         (c) Upon the final payment in full and in cash of all Senior Liabilities, the Seller shall be subrogated to the rights of the Indenture Trustee to receive payments or distributions from the Purchaser that are applicable to the Senior Liabilities until the Junior Liabilities are paid in full.

         (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Indenture Trustee (on behalf of Noteholders), on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note (subject to paragraph 10 hereof) is intended to or shall impair, as between the Purchaser, its creditors (other than the Noteholders) and the Seller, the Purchaser's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof (subject to paragraph 10 hereof) and of the Purchase Agreement or to affect the relative rights of the Seller and creditors of the Purchaser (other than the Noteholders).

         (e) The Seller shall not, until the Senior Liabilities have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or thereafter existing, or due or to become due (other than the Senior Liabilities), the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in the Purchaser, unless, in the case of each of clauses (i) and (ii) above, the Seller shall have received the prior written consent of the Indenture Trustee and the Credit Enhancer in each case.

         (f) The Seller shall not, except without the advance written consent of the Indenture Trustee and the Credit Enhancer, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Purchaser until at least one year and one day have passed since the Termination Date.

         (g) If, at any time, any of the payment (in whole or in part) made with respect to any Senior Liabilities is rescinded or must be restored or returned by the Indenture Trustee or Noteholders (whether in connection with any Bankruptcy

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Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

         (h) The Indenture Trustee (on behalf of Noteholders) may, from time to time, with the consent of the Credit Enhancer without notice to the Seller, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Liabilities; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Liabilities; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature with respect to any of the Senior Liabilities; (iv) amend, supplement, amend and restate, or otherwise modify the Sale and Servicing Agreement or any related document; and (v) release its security interest in or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

         (i) The Seller hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Noteholders, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Liabilities; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Liabilities, or any thereof, or any security therefor.

         (j) These Subordination Provisions constitute a continuing offer from the Purchaser to all Persons who become the holders of, or who continue to hold, Senior Liabilities; and these Subordination Provisions are made for the benefit of the Noteholders, and the Indenture Trustee may proceed to enforce such provisions on behalf of each of such Persons.

         8. General. No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and

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signed and delivered by the Purchaser and the Seller, and (b) all consents required for such actions under the Purchase Agreement and the Sale and Servicing Agreement shall have been received by the appropriate Persons. The rights and remedies granted hereunder to the Indenture Trustee and the Noteholders are subject to exercise as provided in the Purchase Agreement and the Sale and Servicing Agreement.

         9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, the Purchaser shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violation of applicable federal or state law.

         10. Acknowledgment. The Seller acknowledges and agrees that it has no rights to payment under this Note, and will not make any claim for payment hereunder, unless funds are available for payment by the Purchaser in excess of amounts due and payable by it at the time under the Sale and Servicing Agreement.

         11. No Negotiation.  This Note is not negotiable.

         12. Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

                                            HEADLANDS MORTGAGE SECURITIES INC.

                                            By:______________________________

                                            Name:____________________________

                                            Title:___________________________



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